Exhibit 10.81
FOURTH AMENDMENT
TO
EMPLOYMENT AGREEMENT
This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT, is made as of January 1, 2009, among MEDICAL PROPERTIES TRUST, INC., a Maryland corporation (the “REIT”), MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”, and together with the REIT, the “Company”), and William G. McKenzie (the “Executive”).
WHEREAS, the Executive and the Company entered into an Employment Agreement dated as of September 10, 2003, as amended by the First Amendment to Employment Agreement dated as of September 29, 2006 and the Second Amendment to Employment Agreement dated as of August 1, 2008 and the Third Amendment to Employment Agreement (the “Employment Agreement”); and
WHEREAS, the parties desire to amend the Employment Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1. Section 9(a) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
(a)	CHANGE OF CONTROL shall mean the occurrence of any of the following events: (i) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding shares of voting stock of the Company, (ii) the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of the surviving company, (iii) the adoption of a plan for complete liquidation of the Company or for the sale or disposition of all or substantially all of the Company’s assets, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror, or (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

2. Except to the extent hereby amended, the Employment Agreement is hereby confirmed and ratified and shall continue in full force and effect.
3. The effective date of this Amendment is January 1, 2009.
4. This Amendment may be signed in two or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same document.
[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Employment Agreement as of the date first above written.

REIT: MEDICAL PROPERTIES TRUST, INC.
By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice-President & CFO

OPERATING PARTNERSHIP: MPT OPERATING PARTNERSHIP, L.P. By: Medical Properties Trust, LLC Its: General Partner By: Medical Properties Trust, Inc. Its: Sole Member
By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice-President & CFO

EXECUTIVE:

William G. McKenzie

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Employment Agreement as of the date first above written.

REIT: MEDICAL PROPERTIES TRUST, INC.
By:
	Name:	R. Steven Hamner
	Title:	Executive Vice-President & CFO

OPERATING PARTNERSHIP: MPT OPERATING PARTNERSHIP, L.P. By: Medical Properties Trust, LLC Its: General Partner By: Medical Properties Trust, Inc. Its: Sole Member
By:
	Name:	R. Steven Hamner
	Title:	Executive Vice-President & CFO

EXECUTIVE:
/s/ William G. McKenzie
William G. McKenzie